UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 17, 2025

Better Home & Finance Holding Company
(Exact name of registrant as specified in its charter)

Delaware	001-40143	93-3029990
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1 World Trade Center
285 Fulton St., 80th Floor Suite A
New York,	NY	10007
(Address of principal executive offices) (Zip Code)
(415) 523-8837
Registrant’s telephone number, including area code
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	BETR	The Nasdaq Stock Market LLC
Warrants to purchase shares of Class A common stock	BETRW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

On December 17, 2025, the Board of Directors of Better Home & Finance Holding Company (the “Company”) appointed Loveen Advani, 49, as the Company’s Chief Financial Officer, effective February 2, 2026 (the “Effective Date”). Mr. Advani will assume the roles of principal financial officer and principal accounting officer of the Company, effective at the Effective Date.

Mr. Advani joins the Company from Zeta Global Holdings Corp. (NYSE:ZETA), a marketing technology company, where he has served as Executive Vice President, Finance from April 2024 until his departure in January 2026, and served as Senior Vice President, Financial Planning and Analysis from March 2020 until March 2024. From June 2018 until March 2020, he served as Senior Vice President, FP&A and Investments at LivePerson, Inc. (Nasdaq: LPSN), a provider of predictable conversational AI and digital transformation. He also served as Vice President, Head of Corporate Development at Inovalon Holdings, Inc. (formerly Nasdaq: INOV), a technology company. Mr. Advani also held finance positions at Aetna and IBM Corporation. Mr. Advani holds a Bachelor of Engineering, with honours, from the University of Mumbai and a M.B.A. from The University of Chicago, Booth School of Business.

Mr. Advani has entered into an employment agreement with the Company (the “Employment Agreement”), pursuant to which he will receive an annual base salary of $450,000 and will be eligible to receive a target performance bonus of 100% of his base salary. In addition, Mr. Advani will be granted 110,000 restricted stock units (“RSUs”), which will vest in twelve (12) equal installments, with the first installment vesting on the last business day of the fiscal quarter following the Effective Date and the remainder vesting on the first business day of each fiscal quarter thereafter. Mr. Advani will also be granted (1) 50,000 performance restricted stock units (“PSUs”), which will be earned upon the achievement of certain stock price performance goals, and (2) 50,000 PSUs, which will be earned upon the achievement of certain Company revenue performance goals. In each case, (1) the performance goals must be achieved between October 1, 2025 and December 31, 2030, or will otherwise be forfeited for no consideration, and (2) 25% of PSUs will time vest on the 12-month anniversary of the grant date and the remaining balance of which will vest in equal quarterly installments over the following 36 months. Both the performance goals and time criteria must be achieved for the applicable PSUs to fully vest, subject to Mr. Advani’s continued service. The RSUs and PSUs are subject to certain accelerated vesting events, including accelerated vesting of the awards upon a termination of employment by the Company without cause or by the individual for good reason in connection with or following a change in control, as provided in the Severance Plan (as defined below).

In addition, pursuant to the Employment Agreement, if Mr. Advani is terminated by the Company Without Cause or by Mr. Advani for Good Reason (each as defined in the Employment Agreement), then, among other things, (1) if termination occurs prior to the twelve (12) month anniversary of the Effective Date, he will be eligible to receive a severance payment equal to six (6) months’ salary and a pro-rated bonus, (2) if termination occurs after such twelve-month period, he will be eligible to receive a severance payment equal to three (3) months’ salary and a pro-rated bonus, and (3) any PSUs that have been earned in accordance with the performance goals provided in the applicable award agreement and any RSUs will vest pro rata, notwithstanding any service or time vesting requirements provided for in the applicable award agreement.

In connection with the entry into the Employment Agreement, Mr. Advani entered into a Confidential Information, Invention Assignment and Arbitration Agreement, a form of which is attached to the Employment Agreement, which contains, among other provisions, customary confidentiality and assignment of inventions provisions, as well as (1) standard non-compete and service provider/customer non-solicitation restrictions, effective during employment and for twelve (12) months thereafter, and (2) non-disparagement provisions, effective during and after employment.

The foregoing description of the Employment Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the Employment Agreement, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2025, and is incorporated herein by reference.

Mr. Advani will also participate in the Company’s Executive Change in Control Severance Plan (the “Severance Plan”), which is described in the Company's definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on April 30, 2025. Mr. Advani has also entered into the Company’s standard form of indemnification agreement for directors and officers.

Other than the Employment Agreement, there is no arrangement or understanding between Mr. Advani and the Company or any other person pursuant to which Mr. Advani was appointed as Chief Financial Officer of the Company. There is no family relationship between Mr. Advani and any other director or executive officer of the Company. There are no transactions involving the Company and Mr. Advani that the Company would be required to disclose pursuant to Item 404(a) of Regulation S-K.

Item 8.01     Other Events.

At-The-Market Offering Program and Capital Strategy Update

As previously disclosed, on September 26, 2025, the Company implemented an at-the-market equity offering program (the “ATM Program”) pursuant to sales agreements with Cantor Fitzgerald & Co. and BTIG, LLC, under which the Company may offer and sell shares of its Class A common stock having an aggregate offering price of up to $75.0 million. As of November 13, 2025, the Company had disclosed the sale of approximately $17.7 million of shares of its Class A common stock under the ATM Program.
Subsequently, the Company sold additional shares under the ATM Program and has sold more than $35 million of its shares of Class A common stock in the aggregate under the ATM Program as of December 19, 2025.

The Company intends to raise capital only to the extent necessary to support the execution of its business plan. Accordingly, the Company continues to evaluate alternatives to reduce its capital requirements, including reducing reliance on the ATM Program, with the objective of minimizing potential dilution while supporting anticipated business growth. In this regard, the Company is in active discussions with its existing warehouse lenders as well as new financing counterparties for financing its loan production at higher advance rates and has received multiple proposals that, if completed, would reduce the amount of capital required to expand its warehouse facilities. These discussions are subject to negotiation and documentation, and no assurance can be given that any such arrangements will be consummated.

Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements herein that are not historical fact should be considered forward-looking statements, including, without limitation, statements and expectations regarding expansion of warehouse lines and related capital requirements, anticipated growth, and capital strategy. In some cases, you can identify forward-looking statements by terminology such as “believe,” “may,” “will,” “estimate,” “potential,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “target,” or the negatives of these terms or variations of them or similar terminology. Forward-looking statements are inherently subject to risks and uncertainties which could cause actual future events to differ materially from those expressed or implied by the forward-looking statements in this communication. These risks and uncertainties include: our ability to operate under and maintain or improve our business model; the effect of interest rates on our business, results of operations, and financial condition; our ability to expand our customer base, grow market share in our existing markets and enter into new markets; our ability to respond to general economic conditions, particularly elevated interest rates and lower home sales and refinancing activity; our ability to restore our growth and our expectations regarding the development and long-term expansion of our business; our ability to comply with laws and regulations related to the operation of our business, including any changes to such laws and regulations; our ability to achieve and maintain profitability in the future; our ability and requirements to raise additional financing in the future; our estimates regarding expenses, future revenue, capital and additional financing requirements; our ability to maintain, expand and be successful in our strategic relationships with third parties; our ability to remediate existing material weaknesses and implement and maintain an effective system of internal controls over financial reporting; our ability to develop new products, features and functionality that meet market needs and achieve market acceptance; our ability to retain, identify and hire individuals for the roles we seek to fill and staff our operations appropriately; the involvement of our CEO in litigation related to prior business activities, our business activities and associated negative media coverage; our ability to recruit and retain additional directors, members of senior management and other team members, including our ability in general, and our CEO’s ability in particular, to maintain an experienced executive team; our ability to successfully manage our international and banking operations our ability to maintain and improve morale and workplace culture and respond effectively to the effects of negative media coverage; our ability to maintain, protect, assert and enhance our intellectual property rights; the volatility in the market price of our Class A common stock, including volatility due to potential short squeezes; high degrees of public and social media coverage by third parties; and future sales of substantial amounts of our Class A common stock, or the perception that such sales may occur. More information on these risks and other important factors that could affect the Company’s business, reputation, results of operations, financial condition, and stock price are discussed in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, as any such factors may be updated from time to time in the Company’s other filings with the SEC, including without limitation, the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2025, which is available, free of charge, at the SEC’s website at www.sec.gov. New risks and uncertainties arise from time to time, and it is impossible for the Company to predict these events or how they may affect us. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Better undertakes no obligation, except as required by law, to update or revise the forward-looking statements, whether as a result of new information, changes in expectations, future events or otherwise.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BETTER HOME & FINANCE HOLDING COMPANY

Date: December 22, 2025	By:	/s/ Paula Tuffin
	Name:	Paula Tuffin
	Title:	General Counsel, Chief Compliance Officer and Corporate Secretary